UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CAPITAL TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMPORTANT REMINDER TO VOTE YOUR PROXY

December 3, 2012

Dear Capital Trust Stockholder:

Our records indicate your vote has not yet been received for the special meeting of stockholders of Capital Trust, Inc. (“CT”), to be held at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022, on December 19, 2012, at 10:00 a.m., New York City time. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the special meeting, you will be asked to consider and vote on (i) a proposal to approve the purchase and sale agreement (the “Purchase Agreement”), dated September 27, 2012, by and between CT and Huskies Acquisition LLC, an affiliate of The Blackstone Group L.P. (the “Purchaser”), including the sale of our investment management and special servicing business, for a purchase price of $20,629,004, subject to adjustment, (ii) a proposal to approve the issuance and sale of 5,000,000 shares of our common stock to the Purchaser for a purchase price of $10,000,000, or $2.00 per share, (iii) a proposal to approve our entry into a new management agreement with an affiliate of The Blackstone Group L.P., (iv) a proposal to approve certain amendments to our charter contemplated by the Purchase Agreement, and (v) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies (collectively, the “Proposals”).

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY BY PHONE,

INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder. Voting by telephone or by Internet is the fastest and most convenient way to vote.

Leading proxy advisory firm Institutional Shareholder Services (ISS) recommends that CT’s stockholders vote FOR all of the Proposals, which proposals are explained in detail in the proxy statement previously sent to you.

CT’s board of directors has unanimously determined to recommend a vote in favor of approval of each of the Proposals (excluding one director who could not attend the meeting at which the transactions contemplated by the Purchase Agreement (the “Transactions”) were approved but who subsequently confirmed his approval of the Proposals and the Transactions). Our board of directors believes that the Transactions are fair to, and in the best interests of, CT.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions or need help in voting, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

/s/ Geoffrey G. Jervis
Geoffrey G. Jervis
Secretary